                                                                                                   EXHIBIT 12


                                                  SNYDER OIL CORPORATION

                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                       (Unaudited)


                                           Six
                                       Months Ended
                                         June 30,                        Year Ended December 31,
                                      --------------   ---------------------------------------------------------------
                                           1998           1997          1996         1995         1994         1993
                                      --------------   -----------   ----------   ----------   ----------   ----------
                                                                (In thousands, except share data)
Income (loss) before taxes, minority
   interest and extraordinary item          $ 1,632     $ 57,440      $ 74,701    $ (40,604)    $ 13,510    $ 22,538
Interest expense                              7,728       25,472        23,587       21,679       10,337       5,315
                                       --------------   ---------    ----------   ----------   ----------   ---------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                         $ 9,360     $ 82,912      $ 98,288    $ (18,925)    $ 23,847    $ 27,853
                                       ==============   =========    ==========   ==========   ==========   =========




Interest expense                            $ 7,728     $ 25,472      $ 23,587     $ 21,679     $ 10,337     $ 5,315
Preferred stock dividends of
  majority owned subsidiary                 -              1,474         1,520        -            -           -
                                       --------------   ---------    ----------   ----------   ----------   ---------
Total fixed charges                         $ 7,728     $ 26,946      $ 25,107     $ 21,679     $ 10,337     $ 5,315
                                       ==============   =========    ==========   ==========   ==========   =========



Ratio of earnings to fixed charges             1.21         3.08          3.91          N/A (1)     2.31        5.24
                                       ==============   =========    ==========   ==========   ==========   =========






(1)  Earnings were inadequate to cover fixed charges by $40.6 million.

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

                                                                                                   EXHIBIT 12


                                                  SNYDER OIL CORPORATION

                                             COMPUTATION OF RATIO OF EARNINGS TO
                                       COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                       (Unaudited)


                                            Six
                                        Months Ended
                                          June 30,                        Year Ended December 31,
                                       --------------   --------------------------------------------------------------
                                           1998            1997         1996         1995         1994         1993
                                       --------------   ----------    ----------   ----------   ----------   ---------
                                                                (In thousands, except share data)
Income (loss) before taxes, minority
   interest and extraordinary item          $ 1,632      $ 57,440      $ 74,701    $ (40,604)    $ 13,510    $ 22,538
Interest expense                              7,728        25,472        23,587       21,679       10,337       5,315
                                       --------------   ----------    ----------   ----------   ----------   ---------
Earnings before taxes, minority
   interest, extraordinary item and
   interest expense                         $ 9,360      $ 82,912      $ 98,288    $ (18,925)    $ 23,847    $ 27,853
                                       ==============   ==========    ==========   ==========   ==========   =========




Interest expense                            $ 7,728      $ 25,472      $ 23,587     $ 21,679     $ 10,337     $ 5,315
Preferred stock dividends                    -              4,929(1)      6,210        6,210       10,806       9,100
Adjustment to tax effect preferred
  stock dividends                            -              2,428           429        -            -            -
Preferred stock dividends of
  majority owned subsidiary                  -              1,474         1,520        -            -            -
                                      --------------    ----------    ----------   ----------   ----------   ---------
Total fixed charges                         $ 7,728      $ 34,303      $ 31,746     $ 27,889     $ 21,143    $ 14,415
                                      ==============    ==========    ==========   ==========   ==========   =========



Ratio of earnings
   to combined fixed charges
   and preferred dividends                     1.21          2.42          3.10          N/A  (2)    1.13        1.93
                                      ==============    ==========    ==========   ==========   ==========   =========



(1) Excludes redemption premium of $1.0 million.
(2) Earnings were inadequate to cover combined fixed charges and preferred dividends by $46.8 million.

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